CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14) (Nos. 333-32198/811-08797) of Mercury Select Growth Fund of Mercury Asset Management Funds, Inc. of our report dated November 8, 1999, included in the 1999 annual report to the shareholders of the Turner Funds.

                                          /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

April 24, 2000